UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of a New Principal Executive Officer and President.

On December 28, 2023, BCB Bancorp, Inc. (the “Company”), the holding company for BCB Community Bank (the “Bank”), issued a press release (the “Press Release”) reporting that the Company and the Bank appointed Michael A. Shriner (“Mr. Shriner”) as its President and Chief Executive Officer, effective January 1, 2024. The Company had filed a Current Report on Form 8-K with respect to this event on December 21, 2023 (the “December 21 8-K”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

(d) Election of New Director

On December 28, 2023, the Board of Directors of the Company elected Mr. Shriner as a director of the Company effective January 1, 2024. The Company has not yet determined the committees on which Mr. Shriner will serve. The December 21 8-K disclosed Mr. Shriner’s employment relationship with the Company and the Bank and a summary of the terms of his employment agreement. Mr. Shriner was also elected to the Board of Directors of the Bank effective January 1, 2024.

(e) Amendment of Employment Agreement and Termination of Consulting Agreement

On December 28, 2023, the Company, the Bank and Thomas M. Coughlin, the current President and Chief Executive Officer of the Company and the Bank who is retiring from such positions effective December 31, 2023, further amended (the “Second Amendment”) Mr. Coughlin’s Employment Agreement dated as of September 1, 2022, as amended by an Amendment to Employment Agreement dated August 4, 2023 (collectively, the “Original Employment Agreement”). The Second Amendment provides that Mr. Coughlin’s termination of employment shall not be deemed an automatic resignation by him from the Boards of Directors of the Company and the Bank, as Section 6 of the Original Employment Agreement had provided. Therefore, Mr. Coughlin will remain on such boards after December 31, 2023 until the annual meeting of shareholders of the Company to be held in 2024 (the “2024 Annual Meeting”).

Under the Second Amendment, the Company has agreed that, provided Mr. Coughlin is recommended for nomination by the Company’s Nominating and Corporate Governance Committee in accordance with its charter, Mr. Coughlin will be nominated by the Company’s Board of Directors for election to the Board at the 2024 Annual Meeting. However, he will be nominated for election to the class of directors whose terms expire at the annual meeting of shareholders of the Company to be held in 2025.

Also on December 28, 2023, the Company, the Bank and Mr. Coughlin agreed to terminate immediately the Consulting Agreement among such parties dated as of August 3, 2023, which was to be effective as of January 1, 2024 (the “Consulting Agreement”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report.

Exhibit Number	Description

99.1	Press Release, dated December 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: December 29, 2023	By:	/s/ Jawad Chaudhry
Jawad Chaudhry
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)

4